EXHIBIT 99.1

 Terra Tech Corp. and OneQor Pharmaceutical Agree to Merger

•	Immediately Positions Terra Tech as a Leader in CBD as well as other Cannabinoid Research and Product Development.
•	Multiple Ongoing Case Studies Covering Pain, Anxiety, Sleep, and More.
•	OneQor Pharmaceutical Comes with Existing Patent Portfolio and Patent Pipeline.
•	Audio Interview Scheduled for Today at 4:05 p.m. ET

Phoenix, AZ; Irvine, CA — November 4, 2019 Terra Tech Corp (OTCQX: TRTC), a vertically integrated, cannabis-focused agriculture company, and OneQor Pharmaceutical (OneQor), a privately held over-the-counter (OTC) pharmaceutical company focused on developing, patenting, and delivering proprietary, plant-derived formulations in order to provide consumers with safer, more effective OTC solutions, today announced that the two companies have entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which OneQor will merge with a wholly owned subsidiary of Terra Tech in an all-stock transaction. The combined company will focus principally on emerging pharmaceutical development opportunities for OneQor, while the operation of Terra Tech’s portfolio of THC and agricultural related assets is expected to continue in the short-term. However, the combined company desires to list on a national securities exchange and, as further described below, intends to weigh several strategic options for the legacy Terra Tech business segments that may include a spin-off, special dividend, merger or potential sale among other accretive transactions.

“With our scientific research and proprietary compounds, combined with Terra Tech’s loyal shareholders, asset management, and corporate governance structure, we are confident OneQor will be able to positively impact the way society and big-box retailers approach OTC care. I have known the Terra Tech team for years and we believe that the alignment with Terra Tech will make this fundamental vision a reality,” said Matthew Morgan, Chief Executive Officer of OneQor.

“The cannabis industry is facing strong headwinds, from both a capital and a regulatory standpoint. We feel confident that this is the best use of the company’s balance sheet in order to achieve growth and profitable returns for shareholders,” said Derek Peterson, Chief Executive Officer of Terra Tech.

About the Transaction

On a pro forma basis and based upon the number of shares of Terra Tech common stock to be issued in the merger, current Terra Tech shareholders will own approximately 45% of the combined company and OneQor shareholders and certain holders of OneQor Simple Agreements for Future Equity (“SAFEs”) will own approximately 55% of the combined company. In addition, in connection with the terms of certain other OneQor SAFEs, such SAFEs will convert into shares of Terra Tech Common Stock sixty-one days after the Merger and the issuance of such shares of Terra Tech Common Stock will affect both current Terra Tech shareholders and current OneQor investors. The merger is expected to close by early December 2019, subject to customary closing conditions.

In conjunction with the closing of the merger, Mr. Peterson and Mr. Nahass will each contribute back to the company all outstanding vested and non-vested stock options in an effort to reduce stockholder dilution. In addition, both individuals agreed to waive their $2 million change of control award which will save the company an additional $4 million in expenses. “As co-founders it was important to Mike and I to make this merger work for all parties involved. This allows the combined company to move forward with a cleaner capital structure and without that significant expense overhang,” explained Derek Peterson, CEO of Terra Tech.

In connection with the merger, the combined company intends to trade on the OTC Market under a new ticker symbol to be announced in the future.

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Management and Organization

The combined company will be led by Mr. Morgan, a pioneer in the cannabis industry and versatile entrepreneur with significant experience in scaling organizations from start up to late stage, with Mr. Peterson staying on as Vice Chairman. Additionally, the company will be supported by a mix of current management and accounting executives. The company is expected to have operations in both Phoenix, Arizona, and Irvine, California. At closing, the combined company's board of directors is expected to consist of eight members, including four members of Terra Tech’s current board and four members designated by OneQor. In addition, upon the consummation of the merger, it is anticipated that the combined company’s board of directors will be expanded to consist of nine members, with the ninth member designated by OneQor.

Terra Tech Business Segments

Following the merger, the combined company intends to weigh several strategic options for the legacy Terra Tech business segments that may include a spin-off, special dividend, merger or potential sale among other accretive transactions. The parties to the merger believe that separating the historical Terra Tech and OneQor businesses is believed to be the best strategy to maximize shareholder value. Throughout the separation process, the board of directors following the merger will continue to be open to strategic transactions for each business that could create additional stockholder value and is actively engaged in discussions with parties interested in each of the businesses. There can be no assurances that any of the transactions described above will be consummated.

About OneQor

OneQor is an innovative, cannabinoid-focused pharmaceutical company, concentrating on the development, manufacturing, and delivery of patented, proprietary OTC products to established suppliers and consumer brands. OneQor presently has a number of ongoing case studies utilizing CBD as well as other Cannabinoids and is in the planning stages of subsequent studies targeting opioid cessation, sleep disturbances, chronic pain, and inflammation. OneQor has also filed patent applications covering a wide scope of technical and clinical innovations. All OneQor products are/will be manufactured in a facility that is FDA-approved for OTC drugs. Lastly, OneQor is currently in late-stage talks with established national retail chains to formulate and supply them with their private-label topical cannabinoid-based wellness products.

The philosophy that life is worth living — and worth living well — is the core of the OneQor mission. OneQor shows its dedication to this belief with life-changing scientific research, innovative business strategies, and formulations that are manufactured and delivered the way that nature intended them to be. Because the best way to help people Start Living is by providing them with access to the quality products they want — and, more importantly — they deserve.

http://www.oneqor.com/

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its multiple California and Nevada locations. IVXX, Inc. is a wholly owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated cannabis dispensaries throughout California and dispensaries in Nevada. The Company’s wholly owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Blüm Retail Stores visit: http://letsblum.com

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Instagram @Letsblum

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

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Audio Interview

Following today’s market closing, Terra Tech and OneQor will post an audio interview to cover additional topics and address the merger in its entirety. A press release with this audio link will be posted today at 4:05 p.m. ET on November 4, 2019.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech and OneQor undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the merger, including the satisfaction of closing conditions and expected restructuring-related cash outlays, including the timing and amount of those outlays.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Terra Tech’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Terra Tech and OneQor as of the date of this release. Neither Terra Tech nor OneQor undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Terra Tech Corp. Media and Investor Contact:

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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